Exhibit 10(a)

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of __________, 20__ (this “Agreement”), is made by and between The Gorman-Rupp Company, an Ohio corporation (the “Company”), and __________ (“Indemnitee”).

RECITALS:

A.          Federal legislation and rules adopted by the Securities and Exchange Commission and the national securities exchanges have imposed additional disclosure and corporate governance obligations on directors and officers of public companies and have exposed such directors and officers to additional and substantially broadened civil liabilities, and significantly greater risk of criminal proceedings, with attendant defense costs and potential fines and penalties.

B.          The Company’s Board of Directors (the “Board”) has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that they are provided with adequate protection through indemnification and insurance coverage against risks of claims and actions against them arising out of their service to and activities on behalf of the Company.

C.          Indemnitee is a director and/or officer of the Company and Indemnitee’s willingness to begin or continue to serve in such capacity or capacities is predicated, in substantial part, upon the Company’s willingness to indemnify Indemnitee in accordance with the principles reflected above, to the fullest extent permitted by the laws of the state of Ohio, and upon the other undertakings set forth in this Agreement.

D.          Therefore, in recognition of the need to provide Indemnitee with contractual protection against personal liability, in order to procure Indemnitee’s initial or continued service as a director and/or officer of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s Amended Articles of Incorporation or Amended Regulations (collectively, the “Constituent Documents”), any change in the composition of the Board or any change-in-control or business combination transaction relating to the Company), or any change in the Indemnitee’s status through retirement, resignation or other termination of service, the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1(f)), to Indemnitee as set forth in this Agreement and for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

AGREEMENT:

NOW, THEREFORE, the parties hereby agree as follows:

1.         Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

(a)          “Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i)          the acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then-outstanding Voting Stock of the Company unless the change in relative beneficial ownership of such Person results solely from a reduction in the aggregate number of outstanding shares of Voting Stock of the Company; provided, however, that, for purposes of this Section 1(a)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors, (2) any acquisition of Voting Stock of the Company by the Company or any Subsidiary, and (3) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or

(ii)          a majority of the directors of the Company are not Incumbent Directors; or

(iii)          the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such transaction; or

(iv)          approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or sale or other disposition of all or substantially all of the assets of the Company.

(b)          “Claim” means (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; and (ii) any threatened, pending or completed inquiry or investigation, whether made, instituted or conducted by or on behalf of the Company or any other person, including any federal, state or other court or governmental entity or agency and any committee or other representative of any corporate constituency, that Indemnitee determines might lead to the institution of any such claim, demand, action, suit or proceeding.

(c)          “Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise; provided that direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast 20% or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise shall be deemed to constitute control for purposes of this definition.

(d)          “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(e)         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(f)          “Expenses” means reasonable attorneys’ and experts’ fees and expenses and all other reasonable costs and expenses paid or payable in connection with investigating, defending, being a witness in or otherwise participating in (including on appeal), or preparing to investigate, defend, be a witness in or otherwise participate in (including on appeal), any Claim, and any amounts paid in settlement prior to a final, nonappealable judgment or conviction.

(g)         “Incumbent Directors” means the individuals who, as of the date hereof, are directors of the Company and any individual becoming a director of the Company subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors.

(h)          “Indemnifiable Claim” means any Claim based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act, whether before, on or after the date of this Agreement, by Indemnitee in his or her capacity as a director, officer, employee or agent of the Company or as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit (including any employee benefit plan or related trust), as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent, (ii) any actual, alleged or suspected act or failure to act, whether before, on or after the date of this Agreement, by Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) Indemnitee’s status as a current or former director, officer, employee or agent of the Company or as a current or former director, officer, employee, member, manager, trustee or agent of the Company or any other entity or enterprise referred to in clause (i) of this sentence or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status. In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, member, manager, trustee or agent of another entity or enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, trustee or agent of such entity or enterprise and (i) such entity or enterprise is or at the time of such service was a Controlled Affiliate, (ii) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate, or (iii) the Company or a Controlled Affiliate directly or indirectly caused or authorized Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

(i)          “Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.

(j)          “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company (or any Subsidiary) or Indemnitee (or any immediate family member of Indemnitee) in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other named (or, as to a threatened matter, reasonably likely to be named) party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(k)          “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other) and amounts paid in settlement, including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

(l)           “ORC” means the Ohio Revised Code.

(m)         “Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

(n)         “Voting Stock” means securities entitled to vote generally in the election of directors (or similar governing bodies).

2.       Indemnification Obligation. Subject to Section 8, the Company shall indemnify, defend and hold harmless Indemnitee, to the fullest extent permitted or required by the laws of the State of Ohio in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted or required indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses. Notwithstanding the foregoing, Indemnitee shall not be entitled to indemnification pursuant to this Agreement:

(a)          in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company (i) unless the Company has joined in or consented to the initiation of such Claim or (ii) except for a Claim initiated by Indemnitee pursuant to Section 4 or Section 21, in which case Indemnitee shall be entitled to indemnification to the extent set forth in Section 4 or Section 21, as the case may be;

(b)         if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

(c)         for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act; or

(d)         for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Company’s securities may be traded, and any Company policy adopted pursuant to such law, rules or regulations.

3.          Advancement of Expenses. Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Indemnifiable Claim, of any and all Expenses relating to, arising out of or resulting from any Indemnifiable Claim actually and reasonably paid or incurred by Indemnitee. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within five business days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses; provided that Indemnitee shall repay, without interest any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Indemnifiable Claim. For purposes of obtaining payments of Expenses in advance of final disposition, the Indemnitee shall submit to the Company a sworn request for advancement of Expenses substantially in the form of Exhibit A attached hereto and made a part hereof (subject to Indemnitee filling in the blanks therein and selecting from among the bracketed alternatives therein, the “Undertaking”), averring that the Indemnitee has reasonably incurred or will reasonably incur actual Expenses in defending an Indemnifiable Claim. The Undertaking need not be secured and the Company must accept the Undertaking without reference to Indemnitee’s ability to repay the Expenses. Unless at the time of the Indemnitee’s act or omission at issue, the Constituent Documents prohibit such advances by specific reference to ORC Section 1701.13(E)(5)(a) or unless the only liability asserted against the Indemnitee in the subject action, suit or proceeding is pursuant to ORC Section 1701.95, if the Indemnitee is, or at the time of such act or omission was, a director of the Company, the Indemnitee shall be eligible to execute Part A of the Undertaking by which the Indemnitee undertakes to: (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company; and (ii) reasonably cooperate with the Company concerning the action, suit, proceeding or claim. In all cases, the Indemnitee shall be eligible to execute Part B of the Undertaking by which the Indemnitee undertakes to repay such amount if it ultimately is determined that the Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise. In the event that the Indemnitee is eligible to and does execute both Part A and Part B of the Undertaking, the Expenses which are paid by the Company pursuant thereto shall be required to be repaid by the Indemnitee only if the Indemnitee is required to do so under the terms of both Part A and Part B of the Undertaking. In no event shall Indemnitee’s right to the payment, advancement or reimbursement of Expenses pursuant to this Section 3 be conditioned upon any undertaking that is less favorable to Indemnitee than, or that is in addition to, the undertakings set forth in Exhibit A.

4.       Indemnification for Additional Expenses. Without limiting the generality or effect of the foregoing, the Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim made, instituted or conducted by Indemnitee in each case to the fullest extent permitted or required by the laws of the State of Ohio in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted or required indemnification, reimbursement or advancement of such Expenses for (a) indemnification or payment, advancement or reimbursement of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless in each case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be; provided, however, that Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the Claim to which the advance related.

5.      Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, other than where it is determined, pursuant to a final disposition of such Indemnifiable Claim or Indemnifiable Loss in accordance with Section 8, that Indemnitee is not entitled to indemnification by the Company with respect to such Indemnifiable Claim or Indemnifiable Loss, the Company, in lieu of indemnifying Indemnitee, may, in the exclusive discretion of the Incumbent Directors, contribute to the payment of any and all Indemnifiable Claims or Indemnifiable Losses, in such proportion as the Incumbent Directors determine is fair and reasonable in light of all of the circumstances.

6.      Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss, but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7.        Procedure for Notification. To obtain indemnification under this Agreement in respect of an Indemnifiable Claim or Indemnifiable Loss, Indemnitee shall submit to the Company a written request, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is reasonably likely to be available, the Company shall give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Indemnifiable Claim or Indemnifiable Loss, in each case substantially concurrently with the delivery or receipt thereof by the Company. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

8.          Determination of Right to Indemnification.

(a)          To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including through a dismissal without prejudice, Indemnitee shall be indemnified against all Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct Determination (as defined in Section 8(b)) shall be required. In the event that a matter as to which there has been a dismissal without prejudice is later revived in the same or similar form, that matter will be treated as a new Claim for all purposes of this Agreement.

(b)          To the extent that the provisions of Section 8(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of (including by way of resolution, disposition or other outcome short of dismissal or final judgment), any determination of whether Indemnitee has satisfied any applicable standard of conduct under Ohio law that is a legally required condition precedent to indemnification of Indemnitee hereunder against Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim (a “Standard of Conduct Determination”) shall be made as follows: (i) if a Change in Control shall not have occurred, or if a Change in Control shall have occurred but Indemnitee shall have requested that the Standard of Conduct Determination be made pursuant to this clause (i), (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) if such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors, or (C) if no such Disinterested Directors are available or if so directed by a majority vote of all Disinterested Directors, by Independent Counsel; and (ii) if a Change in Control shall have occurred and Indemnitee shall not have requested that the Standard of Conduct Determination be made pursuant to clause (i), by Independent Counsel. Indemnitee will cooperate with the person or persons making such Standard of Conduct Determination, including providing to such person or persons, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all reasonable costs and expenses (including reasonable attorneys’ and experts’ fees and expenses) incurred by Indemnitee in so cooperating with the person or persons making such Standard of Conduct Determination.

(c)          The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If (i) the person or persons empowered or selected under Section 8 to make the Standard of Conduct Determination shall not have made a determination within 30 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, that is permitted under the provisions of Section 8(e) to make such determination and (ii) Indemnitee shall have fulfilled his/her obligations set forth in the second sentence of Section 8(b), then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time for the obtaining or evaluation of documentation and/or information relating thereto.

(d)          If (i) Indemnitee shall be entitled to indemnification hereunder against any Indemnifiable Losses pursuant to Section 8(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Ohio law is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, or (iii) Indemnitee has been determined or deemed pursuant to Section 8(b) or (c) to have satisfied any applicable standard of conduct under Ohio law which is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, then the Company shall pay to Indemnitee, within five business days after the later of (x) the Notification Date in respect of the Indemnifiable Claim or portion thereof to which such Indemnifiable Losses are related, out of which such Indemnifiable Losses arose or from which such Indemnifiable Losses resulted and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) above shall have been satisfied, an amount equal to the amount of such Indemnifiable Losses.

(e)          If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8(b)(i), the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(j), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 8(e) to make the Standard of Conduct Determination shall have been selected within 30 days after the Company gives its initial notice pursuant to the first sentence of this Section 8(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 8(e), as the case may be, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person or firm selected by the court or by such other person as the court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 8(b).

9.      Presumption of Entitlement. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the state or federal courts in Ohio. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any Claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

10.     No Adverse Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted.

11.      Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, or the substantive laws of the Company’s jurisdiction of incorporation, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.

12.       Liability Insurance and Funding. For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Indemnifiable Claim, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. The Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide Indemnitee with a reasonable opportunity to review and comment on the same.

13.      Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee’s successors), including any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(h). Indemnitee shall execute all papers reasonably required to evidence such rights (all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

14.      No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Losses to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise (including from any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(h)) in respect of such Indemnifiable Losses otherwise indemnifiable hereunder. Indemnitee shall be obligated to repay to the Company any such duplicate payment if actually made.

15.       Defense of Claims. The Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim to which the Indemnitee is, or could have been, a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

16.         Successors and Binding Agreement.

(a)          The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise, and including any holding company as described in ORC 1701.802(A)) to all or substantially all of the business or assets of the Company, by agreement in customary form and substance, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise, and including any holding company as described in ORC 1701.802(A) (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

(b)          This Agreement shall inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

(c)          This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 16(a) and 16(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 16(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

(d)         To the extent that any agreement exists between the Indemnitee and the Company related to the subject matter of this Agreement, this Agreement supersedes in its entirety the relevant provisions of such agreement.

17.      Notices. For all purposes of this Agreement, all communications, including notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile or electronic mail transmission (with receipt thereof confirmed orally or electronically), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the applicable address shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

18.      Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the state and Federal courts in Ohio for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state or Federal courts in Ohio.

19.      Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

20.       Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

21.     Legal Fees and Expenses. It is the intent of the Company that Indemnitee not be required to incur legal fees and or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement (including its obligations under Section 3) or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee’s choice, and the reasonable costs and expenses of such counsel shall be the obligation of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company, in any jurisdiction.

22.       Certain Interpretive Matters. Unless the context of this Agreement otherwise requires, (a) “it” or “its” or words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (d) the terms “Article,” “Section,” “Annex” or “Exhibit” refer to the specified Article, Section, Annex or Exhibit of or to this Agreement, (e) the terms “include,” “includes” and “including” will be deemed to be followed by the words “without limitation” (whether or not so expressed), and (f) the word “or” is disjunctive but not exclusive. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless business days are specified and whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date will be extended until the immediately following business day. As used herein, “business day” means any day other than Saturday, Sunday or a United States federal holiday.

23.       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

THE GORMAN-RUPP COMPANY

By: ____________________________

Name:

Title:

INDEMNITEE

________________________________

Name:

Address:_________________________

________________________________

________________________________

[FORM OF UNDERTAKING]

UNDERTAKING

STATE OF	) ) SS:
COUNTY OF	)

The undersigned, ______________, being first duly sworn, does depose and say as follows:

1.          This Undertaking is submitted pursuant to the Indemnification Agreement, dated ___________, 20__, between The Gorman-Rupp Company, an Ohio corporation (the “Company”), and the undersigned (the “Indemnification Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indemnification Agreement.

2.          The undersigned hereby requests [payment], [advancement], [reimbursement] by the Company of Expenses which the undersigned [has incurred] [reasonably expects to incur] in connection with the following Indemnifiable Claim:_________________________.

3.          Part A (if eligible pursuant to Section 3 of the Indemnification Agreement)

The undersigned hereby undertakes to (a) repay all amounts paid pursuant hereto if it is proved by clear and convincing evidence in a court of competent jurisdiction that the undersigned’s action or failure to act which is the subject of the matter described herein involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and (b) reasonably cooperate with the Company concerning the action, suit, proceeding or claim.

______________________________ (Signature of Indemnitee) [Indemnitee Name]

4.          Part B

The undersigned hereby undertakes to repay all amounts paid pursuant hereto if it ultimately is determined that the undersigned is not entitled to be indemnified by the Company under the aforesaid Indemnification Agreement or otherwise with respect to the Indemnifiable Claim.

______________________________ (Signature of Indemnitee) [Indemnitee Name]

Subscribed and sworn to before me, a Notary Public in and for said County and State, this day of ______________, 20__. ______________________________

[Seal]

My commission expires the ___________ day of ____________, 20__.

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